UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Piceance Energy, LLC

On March 9, 2015, Par Piceance Energy Equity LLC, a Delaware limited liability company (“Par Piceance Energy Equity”) and a wholly-owned subsidiary of Par Petroleum Corporation, a Delaware corporation (the “Company”), entered into Amendment No. 1 to Amended and Restated Limited Liability Company Agreement (the “Amendment”), which amends that certain Amended and Restated Limited Liability Company Agreement of Piceance Energy, LLC (the “LLC Agreement”) with Laramie Energy II, LLC, a Delaware limited liability company (“Laramie”), and each of the new investors party thereto.

The LLC Agreement governs the operations of Piceance Energy, LLC (“Piceance Energy”), which owns and operates the oil and gas, surface real estate, and related assets formerly owned by Laramie and the Company in Garfield and Mesa Counties, Colorado and other assets subsequently acquired by Piceance Energy.

The Amendment removed the provision of the LLC Agreement pursuant to which Laramie, as the sole manager of Piceance Energy, could make a written capital call up to an aggregate combined total capital contribution of $60 million. Par Piceance Energy’s maximum share of any such additional capital contribution would have been $20 million.

Pursuant to the Amendment, each investor, including Par Piceance Energy Equity, agreed to make cash capital contributions to Piceance Energy in an aggregate amount of $75,000,000, in exchange for units of Par Piceance Energy’s membership interests (“Units”) at a per Unit price of $596. Each investor, including Par Piceance Energy Equity, purchased one-half of their Units under the Amendment on March 9, 2015 and agreed to purchase the remaining one-half of their Units on May 29, 2015, or such earlier date as may be mutually agreed upon by the members of Piceance Energy (such date, the “Second Funding Date”). On March 9, 2015, Par Piceance Energy Equity purchased 23,095 Units for a cash purchase price of $13,764,611. On the Second Funding Date, Par Piceance Energy Equity will purchase an additional 23,095 Units for a cash purchase price of $13,764,611.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amendment No. 1 to Amended and Restated Limited Liability Company Agreement dated as of March 9, 2015, by and among the Laramie Energy II, LLC, Par Piceance Energy Equity LLC and the new investors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: March 13, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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